Exhibit 23.2(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement (Amendment No. 1) on Form S-1, of our report dated March 5, 2007, relating to the financial statements of Victoria Bay Asset Management, LLC and subsidiaries as of July 31, 2007 (Unaudited), the seven months ended July 31, 2007 and 2006 (Unaudited) and as of and for the year ended December 31, 2006, and to the reference to our Firm as “Experts” in the Prospectus.

/s/ SPICER JEFFRIES LLP

Greenwood Village, Colorado
August 29, 2007